Exhibit 99.2

JOINT DEVELOPMENT AGREEMENT

This Joint Development Agreement (“Agreement”), dated and effective the 16th day of July, 2010 (the “Effective Date”), is entered into by and between NGS Technologies, Inc., a Delaware corporation (“NGS”) and EnerVest Operating, LLC, a Delaware limited liability company (“EnerVest”). EnerVest and NGS are sometimes referred to individually as “Party,” and collectively as “Parties.”

RECITALS

WHEREAS, NGS owns and holds certain oil, gas and mineral leases covering lands located in Burleson and Grimes Counties, Texas;

WHEREAS, EnerVest desires to acquire an interest in the oil, gas and mineral leases owned by NGS and the Parties desire to jointly explore and develop the Giddings Prospect Area (as hereinafter defined) in accordance with the terms and provisions of this Agreement;

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all Parties, NGS and EnerVest hereby agree, as follows:

ARTICLE I.
AGREEMENT TO PARTICIPATE

1.1           EnerVest and NGS each agrees to participate in the exploration and development of the Giddings Prospect Area (as hereinafter defined), and in accordance to the terms, conditions, and provisions set forth in this Agreement.

ARTICLE II.
GIDDINGS PROSPECT AREA

2.1           The Giddings Prospect Area.  The Giddings Prospect Area consists of the five (5) oil and gas prospects located in Burleson and Grimes Counties, Texas (individually a “Prospect” or collectively the “Prospects”) all of which are more particularly described and identified in Exhibit A.  NGS currently owns or controls the oil, gas and mineral leases (collectively the “Leases”) covering the lands located within the geographical boundaries of the Prospects (the “Lands”), all of said Leases and Lands are more particularly identified and described in Exhibit B (the Leases, Lands,  and Prospects are sometimes hereinafter collectively referred to as the “Giddings Prospect Area”).  The Giddings Prospect Area is limited to the depths below the top of the Austin Chalk formation.

ARTICLE III.
DEVELOPMENT OF GIDDINGS PROSPECT AREA

3.1           Initial Wells.  Within thirty (30) days after the Effective Date, NGS shall propose, in writing, to EnerVest either the drilling or re-entry operations of an initial well to be located within each of initial three Prospects and the two offsetting well Prospects (the “Prospect Proposal”). The Prospect Proposal shall contain the proposed location of the initial well in each Prospect, the objective depths and formations (as set forth in Exhibit A) for the initial well in each Prospect, an Authority for Expenditure (“AFE”) outlining the estimated dryhole and completion costs of the initial test well in the initial three Prospects and two offsetting well Prospects, and the proposed order in which the Prospects will be drilled. The Parties shall jointly determine the location of each drilling or re-entry operation; however, NGS shall have sole discretion to determine the order in which the Prospects will be drilled.  The first two wells in which either the drilling or re-entry operations are to be conducted as provided in the Prospect Proposal shall hereinafter be referred to as the “First Well” and the “Second Well”, and collectively as the “Initial Wells,” and the Prospects in which the operations for the Initial Wells are to be conducted shall hereinafter be referred to as the “Initial Prospects.” While NGS expects that the First Well and the Second Well will be drilled sequentially, it may be necessary to utilize a drilling rig with different capacity for the Second Well, the availability of which cannot be determined until such drilling contract is executed. EnerVest shall within thirty (30) days after receipt of the Prospect Proposal execute and return to NGS the AFEs for the Initial Wells and payment of EnerVest’s Cost Bearing Interest (as hereinafter defined) share of the estimated AFE costs of the Initial Wells; however, the time period set forth herein shall not begin until EnerVest approves in writing the specific terms of each AFE proposed under this Agreement. EnerVest shall give its approval or disapproval of any particular AFE within five (5) business days of its receipt from NGS.  It is understood and agreed between the Parties that an AFE is an estimate of the costs associated with the proposed operation; however, the Parties agree to pay one hundred percent (100%) of their Working Interest (as hereinafter defined) of all costs relating to the proposed operations for any costs incurred in excess of one hundred twenty-five percent (125%) of the well-specific AFE.  It is further understood and agreed that the Parties agree to pay one hundred percent (100%) of their Cost Bearing Interest (as hereinafter defined) of all costs relating to the proposed operations for any costs incurred in excess of the well-specific AFE, but less than one hundred twenty-five percent (125%) of the well-specific AFE.  Subject to the approval process set forth above, failure by EnerVest to return the executed AFE or to timely pay the estimated costs for the Initial Wells shall result in termination of this Agreement at NGS’s election. Within thirty (30) days after NGS has received payment for EnerVest’s Cost Bearing Interest (as hereinafter defined) share of the AFE for the Initial Wells, NGS shall commence, or cause to be commenced, the operations for the Initial Wells and shall prosecute same in a diligent and workmanlike manner to the depth as set forth for the Initial Prospects on Exhibit A or a depth sufficient to adequately test the specific geologic formation as set forth for the Initial Prospects on Exhibit A, whichever is the lesser depth.  In the event the Parties cannot agree on the terms of a particular AFE that is substantially higher in cost compared to prior AFEs prepared by NGS for similar operations, EnerVest shall have the immediate right to terminate this Agreement without further obligation to NGS.

3.2           Third Well.  Within ten (10) days after the completion of the First Well or Second Well (as the case may be) as either a well capable of production in commercial paying quantities or is plugged and abandoned as a dryhole, NGS shall provide EnerVest, in writing, with the AFE and likely commencement date for the third well to be drilled pursuant to the Prospect Proposal (the “Third Well”) and the Prospect in which the operations for the Third Well are to be conducted shall hereinafter be referred to as the “Third Prospect.”  Subject to the approval process set forth in Paragraph 3.1, EnerVest shall have thirty (30) days after receipt of the commencement notice of the Third Well to execute and return the AFE with full payment of EnerVest’s Cost Bearing Interest share of the estimated AFE costs.  Should EnerVest elect not to participate or otherwise fail to return an executed AFE with full payment, then EnerVest shall not have any further rights under the terms of this Agreement to acquire an interest in the Third Prospect and the Leases and Lands located within the Third Prospect shall no longer be a part of this Agreement.  It is understood and agreed between the Parties that an AFE is an estimate of the costs associated with the proposed operation; however, the Parties agree to pay one hundred percent (100%) of their Working Interest (as hereinafter defined) of all costs relating to the proposed operations for any costs incurred in excess of one hundred twenty-five percent (125%) of the well-specific AFE. It is further understood and agreed that the Parties agree to pay one hundred percent (100%) of their Cost Bearing Interest (as hereinafter defined) of all costs relating to the proposed operations for any costs incurred in excess of the well-specific AFE, but less than one hundred twenty-five percent (125%) of the well-specific AFE.  Within thirty (30) days after NGS has received payment for EnerVest’s Cost Bearing Interest (as hereinafter defined) share of the AFEs, NGS shall commence, or cause to be commenced, the operations for the Third Well and shall prosecute same in a diligent and workmanlike manner to the depth as set forth for the Third Prospect on Exhibit A or a depth sufficient to adequately test the specific geologic formation as set forth for the Third Prospect on Exhibit A, whichever is the lesser depth.  For the purposes of this Article, “operations” is defined to include execution of a drilling contract and other measures deemed customary within the drilling industry towards commencement of drilling. In the event any of the three wells are not completed, then the unspent portion of EnerVest’s Cost Bearing Interest previously advanced to NGS shall be refunded to EnerVest for such uncompleted well net of EnerVest’s proportionate plugging and abandonment costs.

3.3          Subsequent Wells.  Within thirty (30) days after the completion of the Second Well as either a well capable of production in commercial paying quantities or is plugged and abandoned as a dryhole, NGS may provide EnerVest, in writing, with an AFE and projected commencement date (barring unforeseen circumstances) for the fourth well to be drilled pursuant to the Prospect Proposal (the “Fourth Well”) and the Prospect in which the operations for the Fourth Well are to be conducted shall hereinafter be referred to as the “Fourth Prospect.” Similarly, within thirty (30) days after completion of the Third Well as either a well capable of production in commercial paying quantities or is plugged and abandoned as a dryhole, NGS may provide EnerVest, in writing, with an AFE and projected commencement date (barring unforeseen circumstances) for the fifth well to be drilled pursuant to the Prospect Proposal (the “Fifth Well”) and the Prospect in which the operations for the Fifth Well are to be conducted shall hereinafter be referred to as the “Fifth Prospect.” The Fourth Well and the Fifth Well shall sometimes hereinafter be collectively referred to as the “Subsequent Wells,” and the Prospects in which the operations for the Subseqeunt Wells are to be conducted shall sometimes hereinafter be collectively referred to as the “Subsequent Prospects.” EnerVest shall within fifteen business days (15) days after receipt of each AFE execute and return to NGS the AFE for each of the Susbsequent Wells and payment of EnerVest’s Cost Bearing Interest (as hereinafter defined) share of the estimated AFE costs of each of the Subsequent Wells; however, the time period set forth herein shall not begin until EnerVest approves in writing the specific terms of each AFE proposed under this Agreement. EnerVest shall give its approval or disapproval of any particular AFE within five (5) business days of its receipt from NGS.  It is understood and agreed between the Parties that an AFE is an estimate of the costs associated with the proposed operation; however, the Parties agree to pay one hundred percent (100%) of their Working Interest (as hereinafter defined) of all costs relating to the proposed operations for any costs incurred in excess of one hundred twenty-five percent (125%) of the well-specific AFE.  It is further understood and agreed that the Parties agree to pay one hundred percent (100%) of their Cost Bearing Interest (as hereinafter defined) of all costs relating to the proposed operations for any costs incurred in excess of the well-specific AFE, but less than one hundred twenty-five percent (125%) of the well-specific AFE. Should EnerVest elect not to participate or otherwise fail to return an executed AFE with full payment, then EnerVest shall not have any further rights under the terms of this Agreement to acquire an interest in the respective Prospect and the Leases and Lands located within the respective Prospect shall no longer be a part of this Agreement. Within thirty (30) days after NGS has received payment for EnerVest’s Cost Bearing Interest (as hereinafter defined) share of the AFE, NGS shall commence, or cause to be commenced, the operations for the respective Subsequent Well and shall prosecute same in a diligent and workmanlike manner to the depth as set forth for the Prospect on Exhibit A or a depth sufficient to adequately test the specific geologic formation as set forth for the respective Subsequent Prospect on Exhibit A, whichever is the lesser depth.  For the purposes of this Article, “operations” is defined to include execution of a drilling contract and other measures deemed customary within the drilling industry towards commencement of drilling. In the event a well is not completed, then the unspent portion of EnerVest’s Cost Bearing Interest previously advanced to NGS shall be refunded to EnerVest for such uncompleted well net of EnerVest’s proportionate plugging and abandonment costs.

In the event that NGS does not submit an AFE for the Fourth or Fifth Wells within the time specified above, then EnerVest may, at any time within thirty (30) days immediately following expiration of the initial thirty (30) day period referenced above, propose, in writing, the drilling of the Fourth and/or Fifth Well, respectively.  NGS will have fifteen (15) business days after receipt of the well proposal in which to elect, in writing,  to either participate or be non-consent as to the proposed well. The well proposal by Enervest, if any or otherwise different from the proposal set forth by NGS in Paragraph 3.1, shall contain the proposed location of the proposed well, the objective depths and formations (as set forth in Exhibit A), and an AFE outlining the estimated dryhole and completion costs of the proposed well.  Failure by NGS to timely make an election to participate in the proposed well shall be deemed as NGS’s non-consent election as to the proposed well.

ARTICLE IV.
INTERESTS OF THE PARTIES

4.1           Ownership of the Interests.  Upon the timely receipt by NGS of the full and complete payment by EnerVest of its Cost Bearing Interest (as hereinafter defined) share of the AFE costs for the First Well, the Second Well, and the Third Well, if any, NGS shall assign, transfer and convey to EnerVest an undivided eighty percent (80%) working interest in and to all depths.  Upon the timely receipt by NGS of the full and complete payment by EnerVest of its Cost Bearing Interest share of the AFE costs for the Fourth Well, if any, and Fifth well, if any, NGS shall assign, transfer and convey to EnerVest an undivided eighty percent (80%) working interest in and to all depths between the top and base of the formation equivalent to the producing horizon in the respective offset First or Second Well. In the event NGS elects to nonconsent either the Fourth Well or Fifth Well, the NGS shall assign, transfer and convey to EnerVest an undivided ninety percent (90%) working interest in and to all depths between the top and base of the formation equivalent to the producing horizon in the respective offset Fourth and Fifth Well, as applicable. Any such assignment shall be without warranty of any kind, express or implied, except as to persons claiming by, through, or under NGS but not otherwise.  The interest assigned to EnerVest shall be subject to proportionate reduction in the event that the interest owned by NGS covers less than a 100% working interest in the Leases and/or in the event the Leases cover less than the full fee mineral interest in the Lands.  Such assignments shall be made free of all liens, or encumbrances arising by, through or under NGS, but not otherwise, except that (i) such assignment shall be made subject to the terms of the Leases and any other instruments pursuant to which NGS acquired its interest in such Leases; and (ii)  EnerVest shall bear its proportionate share of any burdens, including any overriding royalty interests, back-ins, or other interests reserved by or granted unto NGS, grantor, or assignor, as the case may be as they exist as of the Effective Date.  The Assignment shall be in substantially the same form as Exhibit C.  The Party’s ownership in the Leases within a Prospect, after full and complete payment of all AFE costs for each such Prospect shall be as follows:

	Working Interest	Back-in Working Interest	After Payout Working Interest

EnerVest	80.00%	(18.00)%	62.00%
NGS	20.00%	18.00%	38.00%
Total	100.00%	0.00%	100.00%
NGS Nonconsent Election — Fourth and Fifth Wells
EnerVest	90.00%	(18.00)%	72.00%
NGS	10.00%	18.00%	28.00%
Total	100.00%	0.00%	100.00%

4.2           Cost Bearing Interest.  EnerVest agrees to pay and bear a disproportionate share of all costs, risks and expenses related to or arising from the First Well, Second Well, the Third Well, if any, the Fourth Well, if any, and the Fifth Well, if any, as set forth below in this Section 4.2 (the “Cost Bearing Interest”).  Each Party shall be responsible for payment of its Cost Bearing Interest share of all the costs, risks and expenses of each Well through the tanks or pipeline. EnerVest shall pay to NGS its Cost Bearing Interest share of the total AFE for each Well; provided, however, that each Party shall be responsible for its full Working Interest for any costs incurred in excess of one hundred twenty-five percent (125%) of the particular AFE for each well drilled under this Agreement. Each Party’s Cost Bearing Interest share shall be as follows:

	Cost Bearing Interest (1)	Cost Bearing Interest (2)
EnerVest	90.00%	100%
NGS	10.00%	0%
Total	100.00%	100%

(1)          All Wells excluding those for which NGS elects to nonconsent

(2)          NGS nonconsent on Fourth Well or Fifth Well

4.3           NGS Back-In.  Notwithstanding the interests of the Parties set forth in Section 4.1 hereof, as additional consideration for the execution of this Agreement by NGS, NGS shall reserve and retain in the each Prospect an undivided eighteen percent of eight-eighths (18% of 8/8ths) reversionary working interest (the “Back-In Working Interest”) in and to the Leases located within the Initial Prospects effective as of “Project Payout,” and in and to the Leases located within the Fourth and Fifth Prospects on a prospect by prospect basis as of “Prospect Payout.” Project Payout and Prospect Payout shall mean that point in time in which EnerVest has received cumulative “Project Net Proceeds” or “Prospect Net Proceeds” (as hereinafter defined) equal to its cumulative “Project Costs” or “Prospect Costs” (as hereinafter defined) from those Initial Prospects in which EnerVest participates (the “Prospect Basket”) or the Fourth Prospect and Fifth Prospect, respectively.  The terms Project Net Proceeds and Prospect Net Proceeds shall mean the total cash proceeds, payments, and income received by EnerVest, its assignees, designees, affiliates, and subsidiaries with respect to the Prospect Basket or individual Fourth or Fifth Prospect, respectively, from (i) the sale of oil and/or gas or other hydrocarbons produced and saved from or attributable to EnerVest’s Working Interest shares of the Leases within the Prospect Basket or individual Fourth or Fifth Prospect, respectively, after deducting therefrom all royalties, overriding royalties, and any other leasehold burdens of record as of the Effective Date, and all production, excise, severance, ad valorem taxes and any other taxes or charges of any kind applicable to such production, together with any applicable dehydration, compression, transportation or other charges incurred to render the oil and/or gas or other hydrocarbons merchantable or deliverable;  and (ii) the salvage or sale of any interest in any personal property, fixtures or equipment located on the Leases within the Prospect Basket or individual Fourth or Fifth Prospect, respectively, used or obtained in connection therewith and including any rental proceeds received from the rental thereof.  The term “Prospect Costs” shall mean the actual costs incurred and paid by EnerVest, its assignees, designees, affiliates, or subsidiaries, to NGS and/or the operator of the Leases and wells located within the Prospect Basket or individual Fourth or Fifth Prospect, respectively, for (i) the drilling, completion, production facilities and/or gathering lines of the Wells, (ii) the maintenance and operation of the Leases within the Prospect Basket or individual Fourth or Fifth Prospect, respectively, and (iii) all other costs as provided in the Operating Agreement for each such Prospect.  For the purposes of accounting and calculation of operating costs in calculation of payouts, the Parties have agreed to use generally accepted accounting methods and to utilize the COPAS procedures (including, without limitation, the overhead rates set forth therein) which are set forth as Exhibit C to each of the Operating Agreements.

NGS shall furnish to EnerVest on a calendar quarterly basis, beginning with the calendar quarter following the date of first production from any of the Leases with a current statement of the status of Prospect Payout (the “Prospect Payout Statement”) Each Prospect Payout Statement shall contain, in addition to a reasonably detailed statement of all Prospect Costs, full and complete details of all hydrocarbons produced and sold and the Prospect Net Proceeds.  EnerVest shall have the right to audit NGS’s accounts and records relating to or in any manner pertaining to Prospect Payout, during normal office hours after reasonable notice and in such a manner which will result in as little inconvenience to NGS as possible.  Unless a disagreement arises between the Parties, any such audits shall not be conducted more than once each year without prior approval of NGS.  All such audits shall be at EnerVest’s sole cost and expense.

The Back-In Interest shall become effective and automatically vest in NGS at 7:00 a.m. local time on the first day of the month following the date on which Prospect Payout occurs. No later than ten (10) days after Prospect Payout occurs, EnerVest and NGS file a notice and memorandum of record indicating the effective time of Prospect Payout.  From and after the Prospect Payout, NGS shall own the Back-In Interest and (i) bear and pay its proportionate share of all costs, risks, and liabilities of owning, drilling, testing, completing, equipping and operating the lands, leases and wells subject to and attributable to the Back-In Interest and all lands and leases pooled or unitized therewith and (ii) receive all benefits attributable to the Back-In Interest and all lands, leases and wells subject to and attributable to the Back-In Interest and all lands and leases pooled or unitized therewith.  NGS and EnerVest shall make all assignments of interest and revisions to existing Operating Agreement(s) to accurately reflect reversion of the Back-In Interest and the Parties interests in the Leases and Prospects.

4.4           Subsequent Operations.  For additional operations occuring on any of the Prospects following the operations described in the AFE’s:

4.4.1                        Before Project Payout. EnerVest shall be entitled to participate for its 80% Working Interest share, or 90% Working Interest for the Forth Well or Fifth Well in the event NGS elects to go nonconsent, under the terms and procedures outlined in the Operating Agreement for each Prospect, the Project Costs will be adjusted to include the cost of the subsequent operations and the net proceeds from the subsequent operations will be included in the Project Net Proceeds in calculating the Project Payout and therefore subject to the Back-in Interest when Project Payout occurs.

4.4.2        After Project Payout. EnerVest shall be entitled to participate for a 62% Working Interest, or 72% Working Interest for the Forth Well or Fifth Well in the event NGS elects to go nonconsent, (the “After Payout Working Interest” as set forth in Section 4.1 above.)

4.5           Operating Agreement.  Prior to the commencement of each Well, the Parties shall enter into a joint operating agreement in substantially the same form attached as Exhibit D hereto (the “Operating Agreement”) and a memorandum of operating agreement.  Each Prospect shall be subject to a separate Operating Agreement.  Upon execution of the Operating Agreement all operations conducted within the Prospect shall be governed by and subject to the terms of the Operating Agreement.  In the event of a conflict between the terms of an Operating Agreement and this Agreement, the terms of this Agreement shall control.

4.6           Operator.  The Parties agree that Evolution Operating Co., Inc., an affiliate of NGS, shall be named the initial operator of each of the Prospects under the terms of each applicable Operating Agreement (the “Operator”).  Evolution Operating Co., Inc. shall remain as Operator under the terms of each applicable Operating Agreement; subject only to its removal or resignation under the terms of each applicable Operating Agreement.  To the extent not addressed by the Operating Agreement, in the event NGS elects to sell all or part of its interest in any well drilled under this Agreement, NGS agrees that EnerVest shall have a preferential right to take over operations for any such well. Further, NGS shall use its best efforts to ensure EnerVest is named as successor Operator in the event of any disagreement among any participating parties.

4.7           Subsequent Operations.  The Parties agree that after the completion of each Well, all further operations conducted within the Prospect shall be proposed and conducted pursuant to the terms of the Operating Agreement in effect for each such Prospect.

ARTICLE V.

RECORDS AND DATA

5.1           Data.  Upon execution of this Agreement and subject to any applicable third party agreements or any documents subject to attorney-client privilege, EnerVest shall have access to all land, lease, title and other leasehold ownership data for purposes of confirming NGS’s leasehold rights and other applicable land issues made the subject of this Agreement.  Further, EnerVest shall have the right, at EnerVest’s sole risk, cost and expense, to have access to the derrick floor, with the right to observe all operations and the right to witness the taking of all well logs and tests. NGS shall give EnerVest prior telephonic notice, at least 24 hours in advance, of all logging operations and other tests conducted on any well being drilled or completed so that a representative of EnerVest shall have the opportunity to witness same.  NGS agrees to furnish EnerVest with (i) daily drilling reports and daily completion/workover reports (sent to EnerVest daily during drilling, completion and rework operations), (ii) all well logs taken (including, but not limited to, open hole logs, mud logs, sample logs, cased hole logs, production logs and velocity surveys), promptly after taking same, (iii) cores, sidewall cores, core analysis, (iv) all such technical information as NGS may acquire regarding any well drilled in the Giddings Prospect Area, (v) all run tickets, gas analyses and gas meter charts and integrations for all meters, and to have full information as to production and runs, including monthly gas purchase statements from purchasers, and Comptroller reports, and (vi) all reports filed with the with any state or federal agency or regulatory body, including, without limitation, drilling permits, completion reports, inclination reports, cementing reports, production reports, and plugging reports.  NGS shall furnish EnerVest within fifteen (15) days of the filing of same (or within ten [10] days of NGS’s receipt of same, if filed by any third parties) with any other governmental agency, State or Federal, (vii) copies of all notices, reports, applications, information or other instruments filed with any such agency, including, but not by way of limitation, applications for field spacing rules, or exceptions from same, well locations, production reports, allowables, productive acreage determinations, or any other documents filed with any regulatory body affecting the Leases. Notwithstanding the foregoing, NGS shall not be required to provide any of the above data to EnerVest for any operation in which EnerVest has not agreed to participate.

ARTICLE VI.
TERM

6.1           Term.  This Agreement shall be for a term of two (2) years from the Effective Date unless sooner terminated as provided herein; provided however, each Operating Agreement shall survive the termination of this Agreement and shall remain in full force and effect pursuant to Article XIII thereof.

ARTICLE VII.
RELATIONSHIP OF PARTIES

7.1           No Partnership.  The liabilities of the Parties hereunder shall be several, but not joint or collective.  The Parties hereto expressly do not intend to create, and no provision hereof shall be construed as creating a partnership, joint venture, mining partnership, corporation, association, agency relationship or other relationship whereby any Party shall ever be held liable for the acts either by omission or commission, of the other, the liability of all the respective Parties being several and not joint or collective.  Except as expressly provided in this Agreement or in connection with the sale of production and the disposition of proceeds thereof, the Parties hereto expressly do not intend to create, and no provision hereof shall be construed as creating an agency relationship.  Each Party shall be individually responsible for its own obligations as set out in this Agreement and in the Operating Agreement, and all exhibits attached thereto.  However, if for federal income tax purposes, this Agreement and the operations hereunder are regarded as a partnership, each party thereby affected elects to be included in the application of all of the provisions of Subchapter “K” Chapter 1, Subtitle “A” of the Internal Revenue Code of

1986, as amended (hereinafter referred to as the “Code”), as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder.  Should there be any requirement that each Party hereby affected give further evidence of this election, each such Party shall execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election.  No Party shall give any notice or take any other action inconsistent with the election made hereby.  In making the foregoing election, each Party states that the income derived by such Party from operations hereunder can be adequately determined without computation of partnership taxable income.

7.2           Third Party Claim and Liability.  ANY THIRD PARTY DAMAGE CLAIM OR SUIT OF ANY KIND ARISING DIRECTLY FROM ANY OPERATIONS CONDUCTED PURSUANT TO THE TERMS OF THIS AGREEMENT AND ALL COSTS AND EXPENSES OF HANDLING, SETTLING, OR OTHERWISE DISCHARGING SUCH CLAIM OR SUIT SHALL BE AT THE JOINT EXPENSE OF THE PARTIES PARTICIPATING IN THE AGREEMENT OR BY THE OPERATION GIVING RISE TO THE CLAIM, EACH PARTY’S RESPONSIBILITY BEING IN THE PROPORTION OF THEIR NON-COST BEARING WORKING INTEREST IN THE AGREEMENT OR OPERATION GIVING RISE TO THE CLAIM OR SUIT, REGARDLESS OF WHETHER OR NOT SUCH THIRD PARTY DAMAGE CLAIM OR SUIT IS FOUND TO ARISE IN WHOLE OR IN PART FROM THE SOLE OR CONCURRENT NEGLIGENCE OF ANY PARTY HERETO; PROVIDED, HOWEVER, THAT THIS SECTION 8.2 SHALL NOT APPLY TO ANY DAMAGE CLAIM OR SUIT ARISING AS A RESULT OF A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  THE PARTIES REPRESENT THAT, TO THE BEST OF THEIR KNOWLEDGE, NO SUCH THIRD PARTY ADVERSE CLAIM OR SUIT CURRENTLY EXISTS.  IN THE EVENT AN SUCH CLAIM OR SUIT IS MADE AGAINST ANY PARTY HERETO, SUCH PARTY SHALL IMMEDIATELY NOTIFY THE OTHER PARTIES, AND THE CLAIM OR SUIT SHALL BE JOINTLY HANDLED BY ALL OF THE PARTIES HERETO PARTICIPATING IN THE OPERATION GIVING RISE TO THE CLAIM OR SUIT.

7.3           Bankruptcy.  If, following the granting of relief under the Bankruptcy Code to any Party hereto as debtor thereunder, this Agreement and the Operating Agreement shall be held to be an executory contract under the Bankruptcy Code, then any remaining Party(ies) shall be entitled to determination by debtor or any trustee for debtor within thirty (30) days from the date an order for relief is ordered under the Bankruptcy Code as to the rejection or assumption of this Agreement.  In the event of an assumption, such Party(ies) seeking determination shall be entitled to have all of debtor’s existing defaults under this Agreement cured within five days of such assumption, and to be provided adequate assurances as to the future performance of the debtor’s obligation hereunder and the protection of the interest of all Parties.  The debtor shall satisfy its obligations to provide adequate assurances by either advancing payments or depositing the debtor’s proportionate share of expenses in escrow.

ARTICLE VIII.
MISCELLANEOUS

8.1           Assignments.  As the terms and conditions herein are personal in nature to the signatory parties, this Agreement may not be assigned prior to completion of the Third Well without the express written consent of the non-assigning party.  Any assignment prior to completion of the Third Well made without the non-assigning party’s express written consent shall be void ab initio.  It is hereby agreed that such consent by the non-assigning party shall not be unreasonably withheld; however, the non-assigning party shall have adequate opportunity to verify any potential assignees’ operations records and financial wherewithal prior to granting any consent under this Agreement.  It is agreed by the Parties that any apparent failure to meet reasonable industry standards shall constitute adequate grounds to withhold consent for any proposed assignment. The terms of this Agreement will be binding on the Parties hereto, their successors and assigns.  Any assignment or encumbrance of a Party’s interest in and to any of the Leases shall be made expressly subject to this Agreement and the applicable Operating Agreement, and any assignee shall be deemed to have expressly assumed its proportionate share of the liabilities under this Agreement from and after the effective date of such assignment; the assigning Party shall remain fully liable for its obligations prior to such effective date.  This provision also applies to successor-in-interest who acquires a Party’s interest under this Agreement through foreclosure.

8.2           Notices. All notices made by one Party to one or more other Parties shall be in writing and delivered in person, by email, or by United States mail, courier service, facsimile, telecopy, postage or charges prepaid, and addressed to such Parties at the addresses listed below.  Notice given under any provision hereof shall be deemed delivered only when received by the Party to whom such notice is directed, and the time for such Party to deliver any notice in response thereto shall run from the date the originating notice is received.  All originating email or telecopy notices shall be confirmed by mailing such notice by United States mail, but the date of receipt shall be the date such email or facsimile or telecopy was delivered to the computer or fax machine or telecopy machine of the recipient.  The responsive notice shall be deemed delivered when deposited in the United States mail or at the office of the courier or upon transmittal by telecopy or email, to the Party as follows:

EnerVest: 1001 Fannin Suite 800 Houston, Texas 77002 Attention: Portfolio Manager — Austin Chalk Telephone: (713) 659-3500 Facsimile: (713) 659-3556 E-Mail: dkyte@enervest.net	NGS: 2500 City West Boulevard Suite 1300 Houston, Texas 77042 Attention: President Telephone: (713) 935-0122 Facsimile: (713) 935-0199 E-Mail: bherlin@evolutionpetroleum.com

A Party may change its address by giving notice to the other Parties, in the manner provided in this section, at least ten (10) days prior to the effective date of such change of address.

8.3           Governing Law.  THIS AGREEMENT (INCLUDING ALL ITS EXHIBITS) SHALL, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW WHICH WOULD RESULT IN THE APPLICATION OF THE LAW OF A DIFFERENT JURISDICTION, BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF TEXAS AND TO THE CREATION, TRANSFER, AND ENFORCEMENT OF LEASES AND OTHER INTERESTS IN THE MINERAL ESTATE.  VENUE FOR ANY LEGAL ACTION BETWEEN THE PARTIES SHALL BE HARRIS COUNTY, TEXAS.

8.4           Entirety of Agreement.  This Agreement, including its Exhibits, all of which are incorporated herein by reference, supersedes any and all other agreements, either oral or in writing, between the Parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the Parties with respect to said subject matter.  Each Party to this Agreement acknowledges that no inducements, promises or agreements, verbally or otherwise, have been relied upon or made by any Party, or anyone acting on behalf of any Party, which are not embodied herein and that any other agreement, statement, or promise not contained in this Agreement shall not be valid or binding.

8.5           Counterparts.  This Agreement may be executed in a number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.  It shall not be necessary that the Parties hereto execute a single counterpart hereof, and this Agreement shall be effective when each Party has executed a counterpart hereof (whether or not any other Party has executed the same counterpart).

8.6           Amendment.

(a)           This Agreement may be amended or modified only by an agreement in writing executed by both parties.

(b)           No waiver of any right under this Agreement shall be binding unless executed in writing by the party to be bound thereby.

8.7           Construction.  The Parties acknowledge that they and their respective counsel have negotiated and drafted this Agreement jointly and agree that the rule of construction that ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation or construction of this Agreement.

8.8           Attorneys’ Fees.  In the event that any party hereto brings any action to enforce or interpret the provisions of this Agreement, the prevailing party in such action, as determined by the court, shall be awarded from the non-prevailing party all of its costs and attorneys’ fees incurred in connection with such action, including all costs and attorneys’ fees associated with any appeals.

8.9           References.

In this Agreement:

(a)           References to any gender include a reference to all other genders;

(b)           References to the singular include the plural, and vice versa;

(c)           Reference to any Article or Section means an Article or Section of this Agreement;

(d)           Reference to any Exhibit means an Exhibit to this Agreement, all of which are incorporated into and made a part of this Agreement;

(e)           Unless expressly provided to the contrary, “hereunder,” “hereof,” “herein” and words of similar import are references to this Agreement as a whole and not any particular Section or other provision of this Agreement; and

(f)            “Include” and “including” shall mean include or including without limiting the generality of the description preceding such term.

8.10         Captions.  The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

8.11         No Third Party Beneficiaries.  Nothing in this Agreement (express or implied) is intended or shall be construed to confer upon any person or entity not a Party any right, remedy or claim under or by reason of this Agreement.

8.12         Subject Headings.  The subject headings of the articles, sections and subsections of this Agreement are included solely for purposes of convenience and reference only, and shall not be deemed to explain, modify, limit, amplify or aid in the meaning, construction or interpretation of any of the provisions of this Agreement.

8.13         Securities Law. The Parties have entered into this Agreement for their own accounts and shall acquire any Leases hereunder for their own accounts and not with the intent to make a distribution thereof within the meaning of Securities Act of 1933 and the rules and regulations pertaining to it or distribution thereof in violation of any applicable securities laws.  The Parties acknowledge that each Party and their respective officers, managers, members, and/or directors are  sophisticated and experienced investors who have engaged actively in the oil and gas business, or other business with limited liquidity and/or high risk and is are

Accredited Investors as that term is defined in the Securities Act of 1933, as amended.  The Parties, at their  sole risk and expense, have either conducted their own independent evaluation of the interests identified herein, or having been provided the opportunity have elected to not exercise that opportunity.

8.14         Further Assurances.  Each Party hereto shall from time to time do and perform such further acts and execute and deliver such further instruments, assignments and documents as may be required or reasonably requested by the Parties to carry out and effect the intentions and purposes of this Agreement.  Further instruments and assignments shall include, but not be limited to, counterpart assignment forms required by federal or state regulatory agencies required for approval of the passage of title.

8.15         Rights Cumulative.  The rights, remedies, and powers granted to the Parties under this Agreement shall be cumulative and shall not be exclusive rights, remedies and powers, but shall be in addition to all other rights, remedies and powers available at law or in equity, by virtue of any statute or otherwise, and may be exercised from time to time concurrently or independently and as often and in such order as deemed expedient.

8.16         No Waiver.  The failure of any Party hereto to insist upon strict performance of any provision hereof shall not constitute a waiver of or estoppel against asserting, the right to require such performance in the future, nor shall a waiver or estoppel in any once instance constitute a waiver or estoppel with respect to a later breach of a similar nature or otherwise.

8.17         Severance and Unenforceable Provisions.  If any part of this Agreement is invalid or unenforceable, the other provisions of this Agreement shall remain in full force and effect and shall be liberally construed to effectuate the intent of this Agreement.

8.18         Time.  The Parties stipulate and agree that TIME IS OF THE ESSENCE IN THIS AGREEMENT.

IN WITNESS WHEREOF, this Agreement is executed, accepted and agreed to by the Parties effective as of the Effective Date.

NGS TECHNOLOGIES, INC.	ENERVEST OPERATING, LLC

By:	By:

Title:	Title: